SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2020

SPYR, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 33-20111	75-2636283 (I.R.S. Employer Identification Number)

(Address of Principal Executive Offices and Zip Code)

4643 South Ulster Street, Suite 1510

Regency Plaza

Denver Colorado 80237

(303) 991-8000

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on Which Registered
NONE	SPYR	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 31, 2020, the registrant appointed John P. Formichella as an independent director. No arrangement or understanding exists between Mr. Formichella and any other person with respect to his appointment as independent director. Mr. Formichella is not expected to serve on any committee of the Board of Directors. Mr. Formichella has no direct or indirect material interest in any current or proposed transaction, since the beginning of the registrant's last fiscal year, in which the registrant was or is to be a participant and the amount involved exceeds $120,000.

The registrant agreed to compensate Mr. Formichella by issuing him 300,000 shares of the registrant’s common for each year of service on the board.

Section 8 - Other Events

Item 8.01 Other Events.

On October 31, 2020, director James Mylock, Jr. resigned as a director. Mr. Mylock did not hold any position on any board committee at the time of his resignation. Mr. Mylock’s resignation was not because of a disagreement with the registrant, known to an executive officer of the registrant, as defined in 17 CFR 240.3b-7, on any matter relating to the registrant’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPYR, INC. (Registrant)

Date November 4, 2020

By:/s/ James R. Thompson

Chief Executive Officer & President

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